Document Security Systems, Inc. 585.325.3610	News Release

Document Security Systems Receives Continued Listing Standards Notice from the NYSE Alternext

Rochester, NY, December 8, 2008 – Document Security Systems, Inc., (NYSE/Alternext US LLC: DMC) a leader in patented protection against counterfeiting and unauthorized copying, scanning and photo imaging, received notification from the staff of the NYSE Alternext (“Exchange”) on December 2 that based on a review of Document Security Systems’ Form 10-Q for the period ended September 30, 2008, the company did not meet certain of the Exchange’s continued listing standards related to stockholders’ equity as set forth in Part 10 of the NYSE Alternext Company Guide (the “Company Guide”). As a result, the company has become subject to the procedures and requirements of Section 1009 of the Company Guide.

The company was afforded the opportunity to submit a plan of compliance to the Exchange by January 2, 2009.  If the company does not submit a plan or if the Exchange does not accept the plan, the company may be subject to delisting procedures.  The company intends to submit a plan by January 2, 2009 advising the Exchange of the action it has taken, or will take, that would bring it into compliance with the continued listing standards identified above by June 2, 2010, 18 months after the company's receipt of the notice, in accordance with the Exchange’s rules.

The company's common stock remains listed on the Exchange under the symbol "DMC", but the Exchange will assign a ".BC" indicator to the symbol to denote the company’s non-compliance.

About Document Security Systems, Inc.
Document Security Systems is a world leader in the development of optical deterrent technologies that help prevent counterfeiting and brand fraud from the use of the most advanced scanners, copiers and imaging systems in the market. The company’s patented and patent-pending technologies protect valuable documents and printed products from counterfeiters and identity thieves. Document Security Systems’ customers, which include international governments, major corporations and world financial institutions, use its covert and overt technologies to protect a number of applications including, but not limited to, currency, vital records, brand protection, ID cards, internet commerce, passports and gift certificates. DSS’ strategy is to become the world’s leading producer of cutting-edge security technologies for paper, plastic and electronically generated printed assets. More information about Document Security Systems can be found at its websites: www.documentsecurity.com and www.plasticprintingprofessionals.com.

Safe Harbor Statement
This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.

Contact:
Lippert/Heilshorn & Associates, Inc.
Amy Gibbons
212-838-3777
agibbons@lhai.com